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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-190256

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

5.200% Notes due 2020	$350,000,000	99.751%	$349,128,500	$47,621.13

5.800% Notes due 2023	$350,000,000	99.663%	$348,820,500	$47,579.12

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. The total registration fee due for this offering is $95,200.25.

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 30, 2013)

$700,000,000

HOSPIRA, INC.

$350,000,000 5.200% NOTES DUE 2020
$350,000,000 5.800% NOTES DUE 2023

We are offering $350,000,000 principal amount of 5.200% Notes due 2020 (the "2020 notes") and $350,000,000 principal amount of 5.800% Notes due 2023 (the "2023 notes" and, together with the 2020 notes, the "notes").

The 2020 notes will bear interest at a rate of 5.200% per year and the 2023 notes will bear interest at a rate of 5.800% per year. We will pay interest semi-annually on the notes on February 12 and August 12 of each year, beginning on February 12, 2014. The 2020 notes will mature on August 12, 2020 and the 2023 notes will mature on August 12, 2023.

We may redeem the notes at any time as set forth under the heading "Description of Notes—Optional Redemption" in this prospectus supplement.

The notes will be issued in denominations of $2,000 and integral multiples of $1,000, will be our senior unsecured obligations and will rank equally in right of payment with all of our other unsecured senior indebtedness from time to time outstanding.

For a more detailed description of the notes, see "Description of Notes" beginning on page S-8.

Investing in these securities involves risks. See "Risk Factors" beginning on page S-4.

	Price to Public(1)	Underwriting Discounts	Proceeds to Us (Before Expenses)
Per 2020 note	99.751%	0.875%	98.876%
Per 2023 note	99.663%	0.875%	98.788%
Total	$697,949,000	$6,125,000	$691,824,000

(1)
Plus accrued interest from August 12, 2013, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

The notes will be ready for delivery in book-entry form through the facilities of The Depository Trust Company and its participants, including Euroclear Bank, S.A./N.V., and Clearstream Banking, société anonyme, on August 12, 2013.

Joint Book-Running Managers

MORGAN STANLEY (All notes)	Goldman, Sachs & Co. (All notes)	J.P. Morgan (All notes)

Citigroup (All notes)	Mitsubishi UFJ Securities (2023 notes)	RBS (All notes)	US Bancorp (2020 notes)

Co-Managers
Fifth Third Securities, Inc. (All notes)	Mitsubishi UFJ Securities (2020 notes)	PNC Capital Markets LLC (All notes)	US Bancorp (2023 notes)

The date of this prospectus supplement is August 7, 2013.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read the entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under "Where You Can Find More Information" below.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or information to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations, and prospects may have changed since those dates. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

        References to "we," "us," "our," "Hospira" and the "Company" in this prospectus supplement and the accompanying prospectus are to Hospira, Inc., or to Hospira, Inc. and its subsidiaries, as the context requires.

S-ii

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the "SEC"). You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC's web site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our common shares are listed on the New York Stock Exchange under the trading symbol "HSP" and information about us also is available at http://www.nyse.com.

        This prospectus supplement and the accompanying prospectus "incorporate by reference" the information we file with the SEC. This means that we can disclose important information to you by referring you to other documents that we identify as part of this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below:

  •
  Annual Report on Form 10-K for the year ended December 31, 2012;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013; and

  •
  Current Reports on Form 8-K, filed on January 7, 2013, February 14, 2013, March 1, 2013, March 5, 2013, April 15, 2013, May 10, 2013, May 14, 2013, May 30, 2013 and July 25, 2013.

        We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") until we have terminated the offering, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which will not be incorporated by reference herein. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus supplement or the accompanying prospectus.

        You may obtain a copy of these filings at no cost upon written or oral request using the following address and telephone number:

                      Hospira, Inc.
                      Legal Department
                      Dept. NLEG, Bldg. H1
                      275 North Field Drive
                      Lake Forest, Illinois 60045
                      Attention: Brian J. Smith
                      Senior Vice President and Chief Legal Officer
                      Phone: (224) 212-2000

S-iii

HOSPIRA, INC.

        We are a provider of injectable drugs and infusion technologies that we develop, manufacture, distribute and market globally. Through a broad, integrated product portfolio, we are uniquely positioned to Advance Wellness™ by improving patient and caregiver safety while reducing healthcare costs. Our portfolio includes generic acute-care and oncology injectables, as well as integrated infusion therapy and medication management products. Our broad portfolio of products is used by hospitals and alternate site providers, such as clinics, home healthcare providers and long-term care facilities.

        Our product portfolio consists of three categories: specialty injectable pharmaceuticals, other pharmaceuticals and medication management.

        Our specialty injectable pharmaceutical products primarily consist of generic injectable pharmaceuticals, which provide customers with a lower-cost alternative to branded products that are no longer patent protected. These drugs' therapeutic areas include analgesia, anesthesia, anti-infectives, cardiovascular, oncology and other areas. Our product portfolio also includes Precedex™ (dexmedetomidine HC1), a proprietary sedative, as well as Retacrit™, a biosimilar erythropoietin, and Nivestim™, a biosimilar filgrastim.

        Our other pharmaceuticals product category primarily consists of large volume I.V. solutions, nutritionals and contract manufacturing services. We offer infusion therapy solutions and related supplies that include I.V. solutions for general use, I.V. nutrition products, and solutions for the washing and cleansing of wounds or surgical sites. Through our contract manufacturing business, we also provide formulation development, filling and finishing of injectable and oral drugs worldwide.

        Our medication management products category includes electronic drug delivery pumps, safety software and disposable administration sets dedicated to Hospira pumps that are used to deliver I.V. fluids and medications. We also offer software maintenance agreements and other service offerings. Our medication management products category also includes gravity administration sets and other device products.

        Hospira was incorporated in Delaware in 2003 and became an independent public company in 2004 pursuant to a spin-off from Abbott Laboratories. Our headquarters is located at 275 N. Field Drive, Lake Forest, Illinois 60045 and our telephone number is (224) 212-2000.

SUMMARY OF THE OFFERING

        The following is a brief summary of the terms of this offering of the notes. For a more complete description, see the discussion under the heading "Description of Notes" in this prospectus supplement and "Description of Debt Securities" in the accompanying prospectus.

Issuer	Hospira, Inc.
Notes Offered	$350,000,000 principal amount of the 2020 notes and $350,000,000 principal amount of the 2023 notes.
Maturity

The 2020 notes will mature on August 12, 2020 and the 2023 notes will mature on August 12, 2023. The notes may be redeemed earlier by us as described under the heading "Description of Notes—Optional Redemption."

Interest Rate	The 2020 notes will bear interest at a rate of 5.200% per year. The 2023 notes will bear interest at a rate of 5.800% per year.
Interest Payment Dates	We will pay interest on the notes on February 12 and August 12 of each year, beginning on February 12, 2014.
Optional Redemption

We may redeem the notes in whole at any time, or in part from time to time, at our option, on not less than 10 nor more than 60 days' notice, as described under the heading "Description of Notes—Optional Redemption."

Change of Control

If a Change of Control Triggering Event occurs, we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase, as described under the heading "Description of Notes—Repurchase at the Option of Holders."

Ranking	The notes will be our senior unsecured obligations and will rank equally with all of our other existing and future unsecured and senior indebtedness.
Use of Proceeds

We intend to use the net proceeds from the sale of the notes, together with cash on hand, to redeem all of the (i) $400 million outstanding aggregate principal amount of our 5.90% Notes due June 2014 and (ii) $250 million outstanding aggregate principal amount of our 6.40% Notes due May 2015, each at a price equal to the make-whole redemption price plus accrued and unpaid interest to but excluding the redemption date. The make-whole redemption price will be equal to the sum of the present values of the remaining scheduled payments on such notes discounted to the date of redemption, on a semi-annual basis, at a rate equal to the sum of the applicable treasury rate plus 20 basis points, in the case of the 2014 notes, and plus 50 basis points, in the case of the 2015 notes. We intend to redeem the 2014 notes and the 2015 notes as soon as practicable following this offering. Pending such application, we intend to invest the net proceeds of this offering in short-term interest-bearing securities.

Additional Issues

We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes ranking equally with the existing notes in all respects (except for the issue date and the public offering price). These additional notes may be consolidated and form a single series with the existing notes and have the same terms as to status, redemption or otherwise as the notes.

No Listing	The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.
Risk Factors

See "Risk Factors" and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the notes.

Denominations	The notes will be issued only in denominations of $2,000 principal amount and any integral multiple of $1,000 above that amount.
Form of Notes

We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company ("DTC"). Investors may elect to hold the interests in the global notes through any of DTC, Euroclear Bank, S.A./N.V. (the "Euroclear") or Clearstream Banking, société anonyme ("Clearstream Luxembourg"), as described under the heading "Description of Notes—Global Notes: Book-Entry System."

Trustee	Union Bank, N.A.
Governing Law	New York

RISK FACTORS

        Before you decide to invest in the notes, you should consider the factors set forth below as well as the (i) the risks and uncertainties described in "Item 1A. Risk Factors" and (ii) the factors described in "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2012 and as updated by our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information" in the accompanying prospectus.

Risks Related to this Offering

The notes are effectively junior to our secured indebtedness and to the existing and future liabilities of our subsidiaries.

        The notes are our unsecured obligations and will rank equally in right of payment with all of our other existing and future unsecured, unsubordinated obligations. The notes are not secured by any of our assets. Any future claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets. As of June 30, 2013, we did not have any significant secured debt outstanding. As of June 30, 2013, we had $1,748.9 million aggregate principal amount of outstanding unsecured, unsubordinated obligations, which includes $48.9 million outstanding under our senior unsecured lines of credit.

        Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds to meet the payment obligations on the notes, whether in the form of dividends, distributions, loans or other payments. In addition, any payment of dividends, loans or advances by our subsidiaries could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon the subsidiaries' earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if we are a creditor of any of our subsidiaries, our right as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

An active trading market for the notes may not develop, which may limit your ability to sell your notes and adversely impact the price you will receive for your notes if you sell them.

        The notes are a new issue of securities for which there is currently no public market, and no active trading market may ever develop. The notes will not be listed on any securities exchange. If the notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. To the extent that an active trading market does not develop, the liquidity and trading prices for the notes may be adversely affected.

We may not be able to repurchase the notes upon a Change of Control.

        Upon the occurrence of specific kinds of Change of Control (as defined in "Description of Notes—Repurchase at the Option of Holders") events together with a downgrade in our ratings as a result of the Change of Control, unless we have exercised our right to redeem the notes, we will be required to offer to purchase all or any part of each holder's notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. If we experience a "Change of Control Triggering Event" (as defined in "Description of Notes—Repurchase at the Option of Holders") there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. Our failure to purchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have a material adverse impact on our financial condition.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of the federal securities laws, including statements related to accounting estimates/assumptions, litigation matters and related outcomes, the research and development pipeline, continuous improvement initiatives, the anticipated costs and impacts to execute the Device Strategy and remediate quality related matters, other predictions of earnings, revenues or expenses, and all other statements that do not relate to historical facts. We intend that these forward-looking statements be covered by the safe harbor provisions for forward-looking statements in the federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as "may," "will," "should," "anticipate," "estimate," "expect," "plan," "believe," "predict," "potential," "project," "intend," "could" or similar expressions. In particular, statements regarding our plans, strategies, prospects and expectations regarding our business and industry are forward-looking statements. You should be aware that these statements and any other forward-looking statements in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions, many of which are beyond our control, and may cause actual results and performance to differ materially from our expectations. The statements are based on assumptions about many important factors, including assumptions concerning the following: (i) the continuing growth of our currently marketed products and developments with competitive products; (ii) additional actions, legislation, regulation or other governmental pressures in the United States or globally, which may affect pricing, biosimilars, quality, reimbursement, taxation or other elements of our business; (iii) product quality or patient safety issues, leading to product recalls or other corrective actions, withdrawals, device product remediation, replacement and retirement programs, launch delays, import and export bans or restrictions, suspensions, sanctions, seizures, litigation or declining sales; (iv) our ability to protect intellectual property rights, including the patents related to Precedex™; (v) our ability to prevail against the intellectual property rights of third parties related to our research and development pipeline; (vi) future actions of the U.S. Food and Drug Administration or any other regulatory body that could delay, limit or suspend product development, or the manufacturing, registering, importing or selling of products, or result in seizures, injunctions, monetary sanctions or criminal or civil liabilities; (vii) product development risks, including satisfactory clinical performance and the general unpredictability associated with the product development cycle, including the risks associated with biosimilar development; (viii) the availability and pricing of acceptable raw materials and component supply; and (ix) our ability to realize the anticipated benefits of our continuous improvement initiatives, including any modernizing and streamlining activities.

        Other important factors that could cause our actual results to be materially different from our expectations include (i) the risks and uncertainties described in "Item 1A. Risk Factors" and (ii) the factors described in "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2012 and as updated by our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Accordingly, you should not place undue reliance on the forward-looking statements contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

 USE OF PROCEEDS

        We estimate the net proceeds to us from the sale of the notes will be approximately $690.8 million, after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from the sale of the notes, together with cash on hand, to redeem all of the (i) $400 million outstanding aggregate principal amount of our 5.90% Notes due June 2014 and (ii) $250 million outstanding aggregate principal amount of our 6.40% Notes due May 2015, each at a price equal to the make-whole redemption price plus accrued and unpaid interest to but excluding the redemption date. The make-whole redemption price will be equal to the sum of the present values of the remaining scheduled payments on such notes discounted to the date of redemption, on a semi-annual basis, at a rate equal to the sum of the applicable treasury rate plus 20 basis points, in the case of the 2014 notes, and plus 50 basis points, in the case of the 2015 notes. We intend to redeem the 2014 notes and the 2015 notes as soon as practicable following this offering. Pending such application, we intend to invest the net proceeds of this offering in short-term interest-bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated.

	Year Ended December 31,
	Six Months Ended June 30, 2013		2012		2011		2010	2009	2008
Ratio of earnings to fixed charges	0.0x	(1)	0.5x	(2)	0.7x	(3)	4.2x	4.1x	4.0x

(1)
For the six months ended June 30, 2013, earnings were insufficient to cover fixed charges by approximately $125.0 million.

(2)
For the year ended December 31, 2012, earnings were insufficient to cover fixed charges by approximately $53.5 million.

(3)
For the year ended December 31, 2011, earnings were insufficient to cover fixed charges by approximately $33.4 million.

        For purposes of computing this ratio, "earnings" consist of income from continuing operations before taxes, one-third of rents (deemed by Hospira to be representative of the interest factor inherent in rents), interest expense and amortization of capitalized interest. "Fixed charges" consist of one-third of rents, interest expense and interest capitalized.

 CAPITALIZATION

        The following table sets forth our consolidated capitalization as of June 30, 2013 on:

  •
  a historical basis; and

  •
  an as adjusted basis giving effect to the issuance of the notes and the application of the net proceeds therefrom.

        This table should be read in conjunction with our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2013
	Actual	As Adjusted
	(in millions)
Long-Term Debt:
5.90% Notes due June 2014	400.0	—	(1)
6.40% Notes due May 2015	250.0	—	(2)
6.05% Notes due March 2017	550.0	550.0
5.60% Notes due September 2040	500.0	500.0
Other, due between 2013 and 2015	55.0	55.0
Deferred gains on terminated interest rate swap instruments	8.9	—
Unamortized debt discount	(2.8)	(2.6)
5.200% Notes due August 2020	—	350.0
5.800% Notes due August 2023	—	350.0

Total long-term debt	1,761.1	1,802.4
Shareholders' Equity:
Common stock	1.8	1.8
Treasury stock, at cost	(599.8)	(599.8)
Additional paid-in capital	1,817.7	1,817.7
Retained earnings	1,888.4	1,848.4	(3)
Accumulated other comprehensive loss	(211.0)	(211.0)

Total shareholders' equity	2,897.1	2,857.1

Total capitalization	$4,658.2	$4,659.5

(1)
We intend to redeem the 5.90% Notes due June 2014 as soon as practicable following this offering.

(2)
We intend to redeem the 6.40% Notes due May 2015 as soon as practicable following this offering.

(3)
Adjusted for the early debt extinguishment costs, write-off of unamortized bond discounts, capitalized bond issuance costs and deferred gains on terminated interest rate swap instruments as of June 30, 2013 related to the 5.90% Notes due June 2014 and 6.40% Notes due May 2015.

DESCRIPTION OF NOTES

        The following discussion of the terms of the notes supplements the description of the general terms and provisions of the debt securities contained in the accompanying prospectus and identifies any general terms and provisions described in the accompanying prospectus that will not apply to the notes.

        In this description, references to "Hospira," "the Company," "we," "our" and "us" refer only to Hospira, Inc., not including any of its subsidiaries. The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture and the form of the note, because they, and not this description, will define your rights as holders of the notes.

General

        The 2020 notes and the 2023 notes will be issued as separate series under an indenture, dated as of June 14, 2004, between us and Union Bank, N.A., as successor trustee to Bank of America, N.A. as successor by merger to LaSalle Bank National Association, as amended by a second supplemental indenture, dated as of April 30, 2009. References to the indenture in this prospectus supplement shall be deemed to include the second supplemental indenture, unless the context otherwise requires. You should read the accompanying prospectus for a general discussion of the terms and provisions of the indenture.

        The 2020 notes will mature on August 12, 2020 and the 2023 notes will mature on August 12, 2023. The 2020 notes will be issued in an initial aggregate principal amount of $350,000,000 and the 2023 notes will be issued in an initial aggregate principal amount of $350,000,000.

        We may from time to time, without notice to or the consent of the holders of the notes, issue additional series of securities under the indenture or additional notes of a series of notes. These additional notes may be consolidated and form a single series with an existing series of the notes and have the same terms as to status, redemption or otherwise as such series of notes (except for the issue date and the public offering price). For purposes of this description, any reference to notes of a series shall include any notes of the same series issued after the closing of this offering.

        The indebtedness evidenced by the notes will be our senior unsecured obligations and rank equally in right of payment with all of our other existing and future senior unsecured, unsubordinated obligations. As of June 30, 2013, we had $1,748.9 million aggregate principal amount of outstanding senior unsecured, unsubordinated obligations, which includes $48.9 million outstanding under our senior unsecured lines of credit.

        The notes will be issued only in fully registered book-entry form without coupons only in minimum denominations of $2,000 principal amount and integral multiples of $1,000 above that amount. The notes will be issued in the form of global notes. Global notes will be registered in the name of a nominee of The Depository Trust Company, New York, New York, as described in the accompanying prospectus under the heading "Description of Debt Securities—Global Securities."

Interest

        The 2020 notes will bear interest at a rate of 5.200% and the 2023 notes will bear interest at a rate of 5.800%. Interest on the 2020 notes and the 2023 notes will accrue from August 12, 2013, or from the most recent interest payment date to which interest has been paid or provided for, to but excluding the relevant interest payment date. We will make interest payments on the notes semi-annually on February 12 and August 12 of each year, beginning February 12, 2014, to the person in whose name such notes are registered at the close of business on the immediately preceding February 1 and August 1, as applicable. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

        If an interest payment date for the notes falls on a day that is not a business day, the interest payment shall be postponed to the next succeeding business day, and no interest on such payment shall accrue for the period from and after such interest payment date. For purposes of this section, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday on which banking institutions in the City of New York are not authorized or obligated by law or executive order to close.

Methods of Receiving Payments on the Notes

        Principal and interest payments on notes registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the notes as described under the heading "Description of Notes—Global Notes: Book-Entry System." In the event notes are issued in certificated form, all payments on such notes will be made at the office or agency of the paying agent and registrar unless we elect to make interest payments by check mailed to the holders at their respective addresses set forth in the register of holders.

Covenants Applicable to the Notes

        The covenants described in the attached prospectus are applicable to the notes. For a description of the covenants, see the discussion under the heading "Description of Debt Securities—Certain Covenants of the Company" in the accompanying prospectus.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and we may require a holder to pay any taxes and fees required by law or permitted by the indenture.

        The registered holder of a note will be treated as the owner and holder of the note for all purposes. DTC or its nominee, as the case may be, will be considered the owner and holder of the global notes under the indenture. In the case of certificated notes, the registered holder will be considered the owner of the note. Beneficial owners of the notes will not be entitled to receive certificated notes except as described in the accompanying prospectus under the heading "Description of Debt Securities—Global Securities." In addition, certificated notes and beneficial interests in the global notes may only be exchanged in accordance with the provisions described in the accompanying prospectus under the heading "Description of Debt Securities—Global Securities."

Optional Redemption

        The notes will be redeemable, as a whole or in part, at our option, at any time or from time to time, at a "make-whole premium" redemption price. The "make-whole premium" redemption price will be equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) on such notes discounted to the date of redemption, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the applicable Treasury Rate (as defined below), plus 50 basis points, in the case of the 2020 notes, and plus 50 basis points, in the case of the 2023 notes. In each case, accrued and unpaid interest will also be paid to but excluding the redemption date.

        For purposes of the foregoing discussion of an optional redemption, the following definitions are applicable:

        "Comparable Treasury Issue" means the United States Treasury security selected by a Reference Treasury Dealer (as defined below) as having an actual or interpolated maturity comparable to the remaining term of the notes called for redemption, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of notes called for redemption.

        "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of three Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the calculation agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Reference Treasury Dealer" means Morgan Stanley & Co. LLC, Goldman, Sachs & Co., J.P. Morgan Securities LLC and two other primary U.S. Government securities dealers selected by us, and each of their respective successors. If any of the foregoing shall cease to be a primary U.S. Government securities dealer, we will substitute another nationally recognized investment banking firm that is a primary U.S. Government securities dealer.

        "Reference Treasury Dealer Quotations" means, on any redemption date, the average, as determined by the calculation agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by each Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding that redemption date.

        "Remaining Scheduled Payments" means the remaining scheduled payments of principal of and interest on the notes called for redemption that would be due after the related redemption date but for that redemption. If that redemption date is not an interest payment date with respect to the notes called for redemption, the amount of the next succeeding scheduled interest payment on such notes will be reduced by the amount of interest accrued on the notes called for redemption to such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

        We will prepare and mail a notice of redemption to each holder of notes to be redeemed by first-class mail at least 10 and not more than 60 calendar days prior to the date fixed for redemption. On and after a redemption date, interest will cease to accrue on the notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before a redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date. If less than all of the notes of a series are to be redeemed, the notes to be redeemed shall be selected by the trustee pro rata or by lot or by a method the trustee deems to be fair and appropriate in accordance with DTC procedures.

Mandatory Redemption; Open Market Purchases

        We are not required to make any mandatory redemption or sinking fund payments with respect to the notes. We may at any time and from time to time purchase notes in the open market or otherwise.

Repurchase at the Option of Holders

        If a Change of Control Triggering Event occurs, unless we have exercised our right to redeem the notes as described above, holders of notes will have the right to require us to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their notes pursuant to the offer described below (the "Change of Control Offer"). In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to, but not including, the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control Triggering Event, we will be required to mail a notice to holders of notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the notes and described in such notice. We must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the notes by virtue of such conflicts.

        On the Change of Control Payment Date, we will be required, to the extent lawful, to:

  •
  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  •
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  •
  deliver or cause to be delivered to the Trustee the notes properly accepted.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of us and our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase our notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of us and our subsidiaries taken as a whole to another person may be uncertain.

        For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

        "Below Investment Grade Rating Event" means the notes are rated below an Investment Grade Rating by each of the Rating Agencies (as defined below) on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies).

        "Change of Control" means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of us and our subsidiaries taken as a whole to any person (as such term is used in Section 13(d) of the Exchange Act) other than us or one of our subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (as such term is used in Section 13(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our voting stock; or (3) the first day on which a majority of the members of our Board of Directors are not Continuing Directors.

        "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on the date of the issuance of the notes; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

        "Moody's" means Moody's Investors Service, Inc.

        "Rating Agencies" means (1) each of Moody's and S&P; and (2) if either of Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Moody's or S&P, or both of them, as the case may be.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

Legal Defeasance; Covenant Defeasance

        The notes will be subject to the legal defeasance and covenant defeasance provisions of the indenture described in the accompanying prospectus.

Concerning the Trustee

        Union Bank, N.A. is trustee under the indenture. The trustee's affiliate, The Bank of Tokyo-Mitsubishi UFJ, Ltd., is a lender under our credit facility, and the trustee and its affiliates also perform other services for us in the ordinary course of business.

Global Notes: Book-Entry System

  The Global Notes

        The notes will be represented by one or more fully registered global notes, without interest coupons, and will be deposited upon issuance with the trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant as described below.

        Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for definitive notes in registered certificated form ("certificated notes") except in the limited circumstances described below. See "Description of Notes—Global Notes: Book-Entry System—Certain Book-Entry Procedures for the Global Notes." Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of notes in certificated form.

        Transfers of beneficial interests in the global notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change.

        The notes may be presented for registration of transfer and exchange at the offices of the trustee.

  Certain Book-Entry Procedures for the Global Notes

        All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream Luxembourg. The descriptions of the operations and procedures of DTC, Euroclear and Clearstream Luxembourg set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We obtained the information in this section and elsewhere in this prospectus supplement concerning DTC, Euroclear and Clearstream Luxembourg and their respective book-entry systems from sources that we believe are reliable, but we take no responsibility for the accuracy of any of this information, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

        DTC.    DTC has advised us that it is:

  •
  a limited-purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code, as amended; and

  •
  a "clearing agency" registered pursuant to Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants (collectively, the "participants") and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers (including some or all of the underwriters), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as Clearstream Luxembourg, Euroclear, banks, brokers, dealers and trust companies (collectively, the "indirect participants") that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants in DTC.

        Clearstream Luxembourg.    Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides Clearstream Luxembourg Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant either directly or indirectly.

        Euroclear.    Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator") under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is regulated and examined by the Belgian Banking Commission.

        Distributions of principal and interest with respect to notes held through Euroclear or Clearstream Luxembourg will be credited to the cash accounts of Euroclear or Clearstream Luxembourg participants in accordance with the relevant system's rules and procedures, to the extent received by such system's depositary.

        Links have been established among DTC, Clearstream Luxembourg and Euroclear to facilitate the initial issuance of the notes and cross-market transfers of the notes associated with secondary market trading. DTC will be linked indirectly to Clearstream Luxembourg and Euroclear through the DTC accounts of their respective U.S. depositaries.

        Book-Entry Procedures.    We expect that, pursuant to procedures established by DTC:

  •
  upon deposit of each global note, DTC will credit, on its book-entry registration and transfer system, the accounts of participants designated by the underwriters with an interest in that global note; and

  •
  ownership of beneficial interests in the global notes will be shown on, and the transfer of ownership interests in the global notes will be effected only through, records maintained by DTC (with respect to the interests of participants) and by participants and indirect participants (with respect to the interests of persons other than participants).

        The laws of some jurisdictions may require that some purchasers of notes take physical delivery of those notes in definitive form. Accordingly, the ability to transfer beneficial interests in notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person holding a beneficial interest in a global note to pledge or transfer that interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical note in respect of that interest.

        So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee, as the case may be, will be considered the sole legal owner or holder of the notes represented by that global note for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in a global note (i) will not be entitled to have the notes represented by that global note registered in their names, (ii) will not receive or be entitled to receive physical delivery of certificated notes and (iii) will not be considered the owners or holders of the notes represented by that beneficial interest under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a participant or an indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or that global note. We understand that under existing industry practice, in the event that we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of that global note, is entitled to take, DTC would authorize the participants to take that action and the participants would authorize holders owning through those participants to take that action or would otherwise act upon the instruction of those holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

        Payments with respect to the principal of and interest on a global note will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of those amounts to owners of beneficial interests in a global note. Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants and indirect participants and not of DTC.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream Luxembourg, as the case may be, by its respective depositary; however, those cross-market transactions will require delivery of instructions to Euroclear or Clearstream Luxembourg, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream Luxembourg participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream Luxembourg.

        Although we understand that DTC, Euroclear and Clearstream Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream Luxembourg, they are under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  Same-Day Settlement and Payment

        We will make payments in respect of the notes represented by the global notes (including principal and interest) by wire transfer of immediately available funds to the accounts specified by the global note holder. We will make all payments of principal and interest with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the global notes are expected to trade in DTC's Same-Day Funds Settlement System.

        Because of time zone differences, the securities account of a Euroclear or Clearstream Luxembourg participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream Luxembourg) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream Luxembourg as a result of sales of interests in a global note by or through a Euroclear or Clearstream Luxembourg participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream Luxembourg cash account only as of the business day for Euroclear or Clearstream Luxembourg following DTC's settlement date.

        None of Hospira, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global note, or for maintaining, supervising or reviewing any records.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        This discussion is of a general nature and is included herein solely for information purposes. This summary is not intended to be, and should not be, construed to be legal or tax advice. No representation with respect to the consequences to any particular purchaser of the notes is made. Prospective purchasers should consult their own advisors with respect to the U.S. federal, state, local and foreign tax consequences of the acquisition, ownership and disposition of our notes.

        The following is a summary of the material U.S. federal income tax consequences to U.S. holders and non-U.S. holders (each as defined below) relating to the purchase, ownership, and disposition of the notes. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations promulgated thereunder, rulings, pronouncements, judicial decisions, and administrative interpretations of the Internal Revenue Service (the "IRS"), all of which are subject to change, possibly on a retroactive basis, at any time by legislative, judicial, or administrative action. We cannot assure you that the IRS will not challenge the conclusions stated below, and no ruling from the IRS has been (or will be) sought on any of the matters discussed below.

        The following discussion does not purport to be a complete analysis of all the potential U.S. federal income tax effects relating to the purchase, ownership, and disposition of the notes. Without limiting the generality of the foregoing, the discussion does not address the effect of any special rules applicable to certain types of holders, including, without limitation, dealers in securities or currencies, insurance companies, financial institutions, thrifts, regulated investment companies, tax-exempt entities, U.S. persons whose functional currency is not the U.S. dollar, U.S. expatriates, persons who hold notes as part of a straddle, hedge, conversion transaction, or other risk reduction or integrated investment transaction, investors in securities that elect to use a mark-to-market method of accounting for their securities holdings, individual retirement accounts or qualified pension plans, or investors in pass through entities, including partnerships and S corporations. In addition, this discussion is limited to holders who are the initial purchasers of the notes at their original issue price and hold the notes as capital assets within the meaning of Section 1221 of the Code. This discussion does not address the effect of any U.S. state or local income or other tax laws, any U.S. federal estate and gift tax laws, any foreign tax laws, or any tax treaties.

U.S. Holders

        The term "U.S. holder" means a beneficial owner of a note that is:

  •
  an individual who is a citizen of the United States or who is a resident alien of the United States for U.S. federal income tax purposes;

  •
  a corporation or other entity taxable for U.S. federal income tax purposes as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if a valid election is in effect under applicable Treasury regulations to be treated as a U.S. person.

        If a partnership or other entity classified as a partnership for U.S. tax purposes holds the notes, the tax treatment of the partnership and each partner will depend on the activities of the partnership and the activities of the partner. Partnerships acquiring notes, and partners in such partnerships, should consult their own tax advisors.

  Taxation of interest

        All of the notes bear interest at a fixed-rate. We do not intend to issue the notes at a discount that will exceed a de minimis amount of original issue discount. Accordingly, interest on a note will generally be includable in income of a U.S. holder as ordinary income at the time the interest is received or accrued, in accordance with the holder's regular method of accounting for U.S. federal income tax purposes.

        We intend to take the position that the likelihood of a redemption of the notes is remote and likewise do not intend to treat the possibility of any premium payable on a redemption as affecting the yield to maturity of our notes. You will be bound by our determination that these contingencies are remote unless you disclose your contrary position in the manner required by applicable Treasury regulation. Our determination is not, however, binding on the IRS.

  Sale, exchange or retirement of a note

        A U.S. holder will generally recognize capital gain or loss on a sale, exchange, redemption, retirement, or other taxable disposition of a note measured by the difference, if any, between (i) the amount of cash and the fair market value of any property received, except to the extent that the cash or other property received in respect of a note is attributable to accrued interest on the note not previously included in income, which amount will be taxable as ordinary income, and (ii) the holder's adjusted tax basis in the note. A U.S. holder's adjusted tax basis in a note generally will equal the cost of the note to such U.S. holder.

        Such capital gain or loss will be treated as a long-term capital gain or loss if, at the time of the sale or exchange, the note has been held by the holder for more than one year; otherwise, the capital gain or loss will be short-term. Non-corporate taxpayers may be subject to a lower federal income tax rate on their net long-term capital gains than that applicable to ordinary income. All taxpayers are subject to certain limitations on the deductibility of their capital losses.

  Net Investment Income

        Recently enacted legislation generally imposes an additional tax of 3.8% for taxable years beginning after December 31, 2012 on the "net investment income" of certain individuals, trusts and estates whose income exceeds certain thresholds. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. U.S. holders should consult their own tax advisors regarding the possible implications of this legislation in their particular circumstances.

  Information reporting and backup withholding

        U.S. holders of notes may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 28%) on payments of interest, principal, gross proceeds from disposition of notes and redemption premium, if any. Backup withholding generally applies only if the U.S. holder:

  •
  fails to furnish its social security or other taxpayer identification number within a reasonable time after a request for such information;

  •
  furnishes an incorrect taxpayer identification number;

  •
  fails to report interest properly; or

  •
  fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the U.S. holder is not subject to backup withholding.

        Backup withholding is not an additional tax. Any amount withheld from a payment to a U.S. holder under the backup withholding rules is allowable as a credit against such U.S. holder's U.S. federal income tax liability and may entitle such holder to a refund provided such holder furnishes the required information to the IRS in a timely manner. Certain persons are exempt from backup withholding. U.S. holders of notes should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption. We cannot refund amounts once withheld.

        We will furnish annually to the IRS, and to record holders of the notes to whom we are required to furnish such information, information relating to the amount of interest paid and the amount of backup withholding, if any, with respect to payments on the notes.

Non-U.S. Holders

        The following summary is limited to the U.S. federal income tax consequences relevant to a beneficial owner of a note who is not a U.S. holder (a "non-U.S. holder").

  Taxation of interest

        Subject to the summary of backup withholding rules below, payments of interest on a note to any non-U.S. holder will not generally be subject to U.S. federal income or withholding tax provided we or the person otherwise responsible for withholding U.S. federal income tax from payments on the notes receives a required certification from the non-U.S. holder and the holder is not:

  •
  an actual or constructive owner of 10% or more of the total combined voting power of all our voting shares;

  •
  a controlled foreign corporation related, directly or indirectly, to us through share ownership;

  •
  a bank whose receipt of interest on the notes is pursuant to a loan agreement entered into in the ordinary course of business; or

  •
  receiving such interest payments as income effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.

        In order to satisfy the certification requirement, the non-U.S. holder must provide a properly completed IRS Form W-8BEN (or substitute Form W-8BEN or the appropriate successor form) under penalties of perjury that provides the non-U.S. holder's name and address and certifies that the non-U.S. holder is not a U.S. person. In a case where a security clearing organization, bank, or other financial institution holds the notes in the ordinary course of its trade or business on behalf of the non-U.S. holder, certification requires that we or the person who otherwise would be required to withhold U.S. federal income tax receive from the financial institution a certification under penalties of perjury that a properly completed Form W-8BEN (or substitute Form W-8BEN or the appropriate successor form) has been received by it, or by another such financial institution, from the non-U.S. holder, and a copy of such a form is furnished to the payor. Special rules apply to foreign partnerships, estates, and trusts, and in certain circumstances, certifications as to foreign status of partners, trust owners, or beneficiaries may have to be provided to our paying agent or to us. In addition, special rules apply to payments made through a qualified intermediary.

        A non-U.S. holder that does not qualify for exemption from withholding under the preceding paragraphs generally will be subject to withholding of U.S. federal income tax, currently at the rate of 30%, or lower applicable treaty rate, on payments of interest on the notes that are not effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States.

        If the payments of interest on a note are effectively connected with the conduct by a non-U.S. holder of a trade or business in the United States (and, if an income tax treaty applies, is attributable to a permanent establishment), such payments will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally. If the non-U.S. holder is a corporation for U.S. federal income purposes, such payments also may be subject to a 30% branch profits tax. If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding two sentences, such payments will not be subject to U.S. withholding tax so long as the holder provides us, or the person who otherwise would be required to withhold U.S. federal income tax, with the appropriate certification.

        In order to claim a tax treaty benefit or exemption from withholding with respect to income that is effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder, the non-U.S. holder must provide a properly executed Form W-8BEN or W-8ECI. Under Treasury regulations, a non-U.S. holder may under certain circumstances be required to obtain a U.S. taxpayer identification number and make certain certifications to us.

        Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of branch profits tax, or other rules different from those described above.

  Sale, exchange, or disposition

        Subject to the summary of backup withholding rules below, any gain realized by a non-U.S. holder on the sale, exchange, retirement, or other disposition of a note generally will not be subject to U.S. federal income tax, unless:

  •
  such gain is effectively connected with the conduct by such non-U.S. holder of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment in the United States); or

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.

        Proceeds from the disposition of a note that are attributable to accrued but unpaid interest generally will be subject to, or exempt from, tax to the same extent as described above with respect to interest paid on a note.

  Information reporting and backup withholding

        Any payments of interest to a non-U.S. holder will generally be reported to the IRS and to the non-U.S. holder. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the non-U.S. holder resides.

        Backup withholding and certain additional information reporting generally will not apply to payments of interest with respect to which either the requisite certification, as described above, has been received or an exemption otherwise has been established, provided that neither we nor the person who otherwise would be required to withhold U.S. federal income tax has actual knowledge or reason to know that the holder is, in fact, a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.

        The payment of the proceeds from the disposition of the notes by or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and backup withholding unless the holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of the notes (except to the extent attributable to accrued but unpaid interest) by or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a "U.S. related person"). In the case of the payment of the proceeds from the disposition of the notes by or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person (except to the extent attributable to accrued but unpaid interest), the Treasury regulations require information reporting, but not backup withholding, on the payment unless the broker has documentary evidence in its files that the owner is a non-U.S. holder and the broker has no knowledge or reason to know to the contrary.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the non-U.S. holder's U.S. federal income tax liability, provided such holder furnishes the required information to the IRS in a timely manner.

Foreign Account Tax Compliance

        Under Sections 1471 through 1747 of the Code ("FATCA"), unless a "grandfather rule" applies to debt obligations issued by a U.S. issuer, withholding may be required on certain payments to holders of those obligations (including intermediaries) that do not provide certain information to the applicable withholding agent, which may include the name, address, taxpayer identification number and certain other information with respect to direct and certain indirect U.S. Holders. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA, which will reduce, but not eliminate the risk of FATCA withholding for investors in or holding notes through financial institutions in such countries. If applicable, FATCA withholding is scheduled to apply to payments of U.S. source dividends, interest, and other fixed payments beginning July 1, 2014 and to payments from the disposition of property producing such payments (e.g. notes) beginning January 1, 2017. If FATCA withholding were to apply, neither we nor any paying agent nor any other person would be required to pay additional amounts as a result of such withholding.

        The "grandfather rule" exempts from FATCA withholding, payments related to debt obligations that are outstanding on July 1, 2014 unless such obligations are significantly modified (and thus are treated as being reissued for U.S. federal income tax purposes) after such date. The notes issued hereunder will be issued prior to, and will be outstanding on, July 1, 2014 and thus will not be subject to FATCA withholding under the "grandfather rule."

UNDERWRITING

        Under the terms and subject to the conditions contained in the underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC, Goldman, Sachs & Co. and J.P. Morgan Securities LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the respective principal amount of the notes set forth opposite their names below:

Underwriters	Principal Amount of 2020 Notes	Principal Amount of 2023 Notes
Morgan Stanley & Co. LLC	$105,000,000	$105,000,000
Goldman, Sachs & Co.	84,000,000	84,000,000
J.P. Morgan Securities LLC	84,000,000	84,000,000
Citigroup Global Markets Inc.	31,500,000	31,500,000
RBS Securities Inc.	17,500,000	17,500,000
Mitsubishi UFJ Securities (USA), Inc.	7,000,000	17,500,000
U.S. Bancorp Investments, Inc.	17,500,000	7,000,000
Fifth Third Securities, Inc.	1,750,000	1,750,000
PNC Capital Markets LLC	1,750,000	1,750,000

Total	$350,000,000	$350,000,000

        The underwriters have advised us that they propose initially to offer the notes to the public at the public offering price on the cover page of this prospectus supplement, and to dealers at that price less a concession not in excess of 0.500% of the principal amount of the 2020 notes and 0.500% of the principal amount of the 2023 notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.250% of the principal amount of the 2020 notes and 0.250% of the principal amount of the 2023 notes to other dealers. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        The expenses of the offering, not including the underwriting discount, are estimated to be $1.0 million and are payable by us for printing, registration fees, rating agency fees and other expenses.

        The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered under this prospectus supplement and the accompanying prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered under this prospectus supplement and the accompanying prospectus if any notes are taken.

        The underwriters initially propose to offer the notes directly to the public at the public offering price listed on the cover page of this prospectus supplement. After the notes are released to the public, the offering price and other selling terms may from time to time be varied by the underwriters.

        The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to list the notes on any national securities exchange or include them in any automated quotation system.

        In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these notes or any other notes, the prices of which may be used to determine payments on these notes. Specifically, the underwriters may sell more notes than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered by purchasing these notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these notes or any other notes in the open market to stabilize the price of these notes or of any other notes. Finally, in any offering of the notes through a syndicate of underwriters or dealer group, the underwriter acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these notes in the offering, if the underwriter repurchases previously distributed notes to cover syndicate short positions or to stabilize the price of these notes. Any of these activities may raise or maintain the market price of these notes above independent market levels or prevent or retard a decline in the market price of these notes. The underwriters are not required to engage in these activities and may end any of these activities at any time.

        In general, purchases of a note for the purpose of stabilizing or reducing a syndicate short position could cause the price of the note to be higher than it might otherwise be in the absence of such purchases.

        Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. In addition, certain of the underwriters have lending relationships with the us or our affiliates.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of us (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Notice to Prospective Investors in the EEA

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus to the public in that Relevant Member State other than:

          (a)   to any legal entity which is a qualified investor as defined in the Prospectus Directive;

          (b)   to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

          (c)   in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        Each underwriter has represented and agreed that:

          (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

          (b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

        The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

        Neither this prospectus supplement nor the accompanying prospectus have been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL MATTERS

        Certain legal matters in connection with the notes offered hereby will be passed upon for us by Brian J. Smith, our Senior Vice President and Chief Legal Officer and Mayer Brown LLP, Chicago, Illinois and for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois. Skadden, Arps, Slate, Meagher & Flom LLP from time to time also represents us in connection with certain other matters. As of the date of this prospectus supplement, Mr. Smith owned 55,131 shares of our common stock (which includes 9,707 shares held in the stock retirement plan), held 12,066 unvested performance restricted stock units, held 30,376 unearned and unvested target performance units and held options to purchase 388,198 shares of our common stock.

EXPERTS

        The consolidated financial statements, the related financial statement schedule, incorporated in this prospectus supplement by reference from the Company's Annual Report on Form 10-K, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Hospira, Inc.

Debt Securities

        By this prospectus, we, Hospira, Inc., may offer debt securities from time to time in one or more offerings.

        This prospectus describes some of the general terms that may apply to these debt securities. We will provide you with the specific terms and the public offering prices of these debt securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest. This prospectus may not be used to offer and sell debt securities unless accompanied by a prospectus supplement or a free writing prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated July 30, 2013.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") under the "shelf registration" process. Under this shelf registration process, we may, from time to time, sell the debt securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or a free writing prospectus that will contain specific information about the terms of that offering. The prospectus supplement or a free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement or free writing prospectus, together with additional information described under the heading "Where You Can Find More Information."

        As used in this prospectus, the terms "Hospira," "the Company," "we," "our" and "us" refer to Hospira, Inc. and its subsidiaries, unless the context otherwise requires.

HOSPIRA, INC.

        We are a provider of injectable drugs and infusion technologies that we develop, manufacture, distribute and market globally. Through a broad, integrated product portfolio, we are uniquely positioned to Advance Wellness™ by improving patient and caregiver safety while reducing healthcare costs. Our portfolio includes generic acute-care and oncology injectables, as well as integrated infusion therapy and medication management products. Our broad portfolio of products is used by hospitals and alternate site providers, such as clinics, home healthcare providers and long-term care facilities.

        Our product portfolio consists of three categories: specialty injectable pharmaceuticals, other pharmaceuticals and medication management.

        Our specialty injectable pharmaceutical products primarily consist of generic injectable pharmaceuticals, which provide customers with a lower-cost alternative to branded products that are no longer patent protected. These drugs' therapeutic areas include analgesia, anesthesia, anti-infectives, cardiovascular, oncology and other areas. Our product portfolio also includes Precedex™ (dexmedetomidine HC1), a proprietary sedative, as well as Retacrit™, a biosimilar erythropoietin, and Nivestim™, a biosimilar filgrastim.

        Our other pharmaceuticals product category primarily consists of large volume I.V. solutions, nutritionals and contract manufacturing services. We offer infusion therapy solutions and related supplies that include I.V. solutions for general use, I.V. nutrition products, and solutions for the washing and cleansing of wounds or surgical sites. Through our contract manufacturing business, we also provide formulation development, filling and finishing of injectable and oral drugs worldwide.

        Our medication management products category includes electronic drug delivery pumps, safety software and disposable administration sets dedicated to Hospira pumps that are used to deliver I.V. fluids and medications. We also offer software maintenance agreements and other service offerings. Our medication management products category also includes gravity administration sets and other device products.

        Hospira was incorporated in Delaware in 2003 and became an independent public company in 2004 pursuant to a spin-off from Abbott Laboratories. Our headquarters is located at 275 N. Field Drive, Lake Forest, Illinois 60045 and our telephone number is (224) 212-2000.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes.

 DESCRIPTION OF DEBT SECURITIES

        The debt securities will be issued under an indenture, dated as of June 14, 2004, between us and Union Bank, N.A., as successor trustee to Bank of America, N.A. as successor by merger to LaSalle Bank National Association, as amended by a first supplemental indenture, dated as of June 14, 2004, and a second supplemental indenture, dated as of April 30, 2009. The following is a summary of the material provisions of the indenture and is qualified in its entirety by the provisions of the indenture, including definitions of certain terms used in the indenture. Wherever we refer to particular sections or defined terms of the indenture, those sections or defined terms are incorporated by reference in this prospectus or prospectus supplement. You should review the indenture that is incorporated by reference as an exhibit to the registration statement for additional information.

        The following summarizes certain general terms and provisions of the debt securities. Each time we offer debt securities, the prospectus supplement or a free writing prospectus relating to that offering will describe the terms of the debt securities we are offering. As used in this section "Description of Debt Securities," the terms "Hospira," "the company," "we," "our" and "us" refer only to Hospira, Inc., not including any of its subsidiaries.

General

        We may issue debt securities from time to time in one or more series without limitation as to aggregate principal amount. The debt securities will be our unsecured and unsubordinated obligations and will rank equally and ratably with our other unsecured and unsubordinated obligations.

        Unless otherwise indicated in the prospectus supplement, principal of, premium, if any, and interest on the debt securities will be payable, and the transfer of debt securities will be registrable, at any office or agency maintained by us for that purpose. The debt securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the applicable prospectus supplement, in denominations of $1,000 or integral multiples thereof. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require you to pay a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

        The prospectus supplement or a free writing prospectus will describe the following terms of the debt securities we are offering:

  •
  the title of the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates on which the principal of the debt securities is payable;

  •
  the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method by which the rate or rates will be determined, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the regular record date for the interest payable on any interest payment date;

  •
  the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

  •
  the person who is entitled to receive any interest on the debt securities, if other than the record holder on the record date;

  •
  the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option;

  •
  our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the terms and conditions upon which we will redeem, purchase or repay, in whole or in part, the debt securities pursuant to such obligation;

  •
  the currency, currencies or currency units in which we will pay the principal of and any premium and interest on any debt securities, if other than the currency of the United States of America and the manner of determining the equivalent in U.S. currency;

  •
  if the amount of payments of principal of or any premium or interest on any debt securities may be determined with reference to an index or formula, the manner in which such amounts will be determined;

  •
  if the principal of, premium, if any, and interest on any debt securities is to be payable, at our election or at the election of the holder, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of, premium, if any, and interest on the debt securities as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election is to be made;

  •
  if other than the debt securities' principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;

  •
  the applicability of the provisions described in the section of this prospectus captioned "Defeasance and Covenant Defeasance";

  •
  if the debt securities will be issued in whole or in part in the form of a book-entry security as described in the section of this prospectus captioned "Global Securities," the depository we appointed or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee; and

  •
  any other terms of the debt securities.

        We may offer and sell the debt securities as original issue discount securities at a substantial discount below their stated principal amount. The prospectus supplement or a free writing prospectus will describe the federal income tax consequences and other special considerations applicable to original issue discount securities and any debt securities the federal tax laws treat as having been issued with original issue discount. "Original issue discount securities" means any debt security that provides for an amount less than its principal amount to be due and payable upon the declaration of acceleration of the maturity of the debt security upon the occurrence and continuation of an "Event of Default."

        The indenture does not contain covenants or other provisions designed to afford holders of the debt securities protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement or a free writing prospectus relating to such series. Global securities may be issued in registered or unregistered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

        The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement or a free writing prospectus relating to such series. We anticipate that the following provisions will generally apply to depositary arrangements.

        Upon the issuance of a global security, the depositary for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depositary, who are referred to as "participants." Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to interests of participants) and records of participants (with respect to interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable indenture.

        Payments of principal of and any premium and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of us, the trustee, any paying agent or the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing any of such debt securities, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

        If a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the prospectus supplement or a free writing prospectus relating to such debt securities, determine not to have any debt securities of such series represented by one or more global securities and, in such event, will issue individual debt securities of such series in exchange for the global security or securities representing such series of debt securities. Individual debt securities of such series so issued will be issued in denominations, unless we otherwise specify, of $1,000 and integral multiples thereof.

Certain Covenants of the Company

        Restrictions on Secured Debt.    Unless otherwise provided in the prospectus supplement or a free writing prospectus with respect to any series of the debt securities, if we or any domestic subsidiary incur, issue, assume or guarantee any indebtedness for borrowed money represented by notes, bonds, debentures or other similar evidences of indebtedness for money borrowed and that indebtedness is secured by a mortgage, pledge or other lien on any principal domestic property or on any shares of stock or debt of any domestic subsidiary, we will secure, or cause our domestic subsidiary to secure, the debt securities equally and ratably with, or prior to, that indebtedness, so long as that indebtedness is to be secured. We are not required to secure the debt securities, however, if after securing such indebtedness for borrowed money, the aggregate amount of all secured indebtedness, together with all attributable debt in respect of sale and leaseback transactions involving principal domestic properties, would not exceed 10% of our consolidated net assets. This restriction will not apply to, and there shall be excluded in computing secured indebtedness for the purpose of this restriction, indebtedness secured by:

  •
  mortgages on property of, or on any shares of stock or debt of, any corporation existing at the time that corporation becomes a domestic subsidiary;

  •
  mortgages in favor of us or any domestic subsidiary;

  •
  mortgages on property of us or any domestic subsidiary in favor of U.S. or foreign governmental bodies to secure partial, progress, advance or other payments;

  •
  mortgages on property, shares of stock or debt existing at the time of acquisition thereof, including acquisition through merger or consolidation, purchase money mortgages and construction cost mortgages existing at or incurred within 120 days after the time of acquisition;

  •
  mortgages existing on the first date on which the debt security is authenticated by the trustee;

  •
  mortgages incurred in connection with pollution control, industrial revenue or similar financings; and

  •
  any extension, renewal or replacement of any debt secured by any mortgage referred to in the foregoing list, inclusive.

        Restrictions on Sales and Leasebacks.    Unless otherwise provided in the prospectus supplement or a free writing prospectus with respect to any series of the debt securities, neither we nor any domestic subsidiary may enter into any sale and leaseback transaction involving any principal domestic property, the acquisition or completion of construction and commencement of full operation of which has occurred more than 120 days prior thereto, unless either:

  •
  we or the domestic subsidiary could incur debt secured by a mortgage on the property under the restrictions described above under "Restrictions on Secured Debt" in an amount equal to the attributable debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities; or

  •
  we, within 120 days after the sale or transfer by us or any domestic subsidiary, apply to the retirement of our funded debt, which is defined as indebtedness for borrowed money having a maturity of, or by its terms extendible for, a period of more than 12 months after the date of determination of the amount, an amount equal to the greater of:

    (1)
    the net proceeds of the sale of the principal domestic property sold and leased under such arrangement; or

    (2)
    the fair market value of the principal domestic property sold and leased, subject to credits for certain voluntary retirements of funded debt.

        The following are the meanings of terms that are important in understanding the restrictive covenants described above:

  •
  "subsidiary" means any corporation of which we directly or indirectly own or control stock, which, under ordinary circumstances, not dependent upon the happening of a contingency, has the voting power to elect a majority of that corporation's board of directors. The term does not include any corporation that does not own a principal domestic property and our chairman of the board, chief executive officer, a senior vice president or a corporate vice president and the chief financial officer, treasurer or assistant treasurer determine in good faith at least annually that our existing aggregate investments, including those of its domestic subsidiaries, in the corporation are not of material importance to the total business conducted, or assets owned, by us or our domestic subsidiaries.

  •
  "domestic subsidiary" means a subsidiary of us that transacts substantially all of its business or maintains substantially all of its property within the United States, excluding its territories, possessions and Puerto Rico, except a subsidiary that:

  (1)
  is engaged primarily in financing operations outside of the United States or in leasing personal property or financing inventory, receivables or other property, or

  (2)
  does not own a principal domestic property.

  •
  "principal domestic property" means any building, structure or other facility, together with the land on which it is erected and fixtures comprising a part of it, used primarily for manufacturing, processing, research, warehousing or distribution, located in the United States, excluding its territories, possessions and Puerto Rico, owned or leased by us or one of our subsidiaries and having a net book value in excess of 2% of our consolidated net assets, other than any such building, structure or other facility or a portion which is an air or water pollution control facility financed by state or local governmental obligations or which our chairman of the board, chief executive officer, a senior vice president or a corporate vice president and the chief financial officer or treasurer determine in good faith is not of material importance to the total business conducted or assets owned by us and our subsidiaries as an entirety.

  •
  "consolidated net assets" means the aggregate amount of assets, less reserves and other deductible items, after deducting current liabilities, as shown on our consolidated balance sheet contained in the latest annual report to our stockholders and prepared in accordance with generally accepted accounting principles.

  •
  "attributable debt" means the present value (discounted at the rate of 8% each year compounded monthly) of the obligations for rental payments required to be paid during the remaining term of any lease of more than 12 months.

Events of Default

        With respect to a series of debt securities, any one of the following events will constitute an event of default under the indenture:

  •
  failure to pay any interest on any debt security of that series when due, continued for 30 days;

  •
  failure to pay principal of, or premium, if any, on any debt security of that series when due;

  •
  failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

  •
  our failure to perform, or breach of, any other covenant or warranty in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series, continued for 90 days after written notice as provided in the indenture;

  •
  certain events involving our bankruptcy, insolvency or reorganization; or

  •
  any other event of default provided with respect to debt securities of that series.

        If any event of default occurs and continues, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount or, if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of those debt securities, of all the debt securities of that series to be due and payable immediately by written notice to us, and to the trustee if given by holders. The principal amount (or specified amount) will then be immediately due and payable. After acceleration, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

        Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities. The prospectus supplement or a free writing prospectus relating to any series of debt securities that are original issue discount securities will contain the particular provisions relating to acceleration of the stated maturity of a portion of the principal amount of that series of original issue discount securities upon the occurrence and continuation of an event of default.

        The indenture provides that, subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity. Generally, the holders of a majority in aggregate principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

        A holder of any series of debt securities will not have any right to institute any proceeding with respect to the indenture, for the appointment of a receiver or trustee, or for any other remedy, unless:

  •
  the holder has previously given to the trustee written notice of a continuing event of default;

  •
  the holders of at least 25% in principal amount of the debt securities of that series have made written request to the trustee to institute such proceeding as trustee;

  •
  the holder or holders have offered the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

  •
  the trustee has not instituted proceedings within 60 days after receipt of such notice; and

  •
  the trustee shall not have received from the holders of a majority in aggregate principal amount of the debt securities of that series a direction inconsistent with such request during the 60 day period.

        However, these limitations do not apply to a suit instituted by a holder for enforcement of payment of the principal of, premium, if any, or interest on its debt securities on or after the respective due dates.

        We are required to furnish to the trustee annually a statement as to our performance of certain obligations under the indenture and as to any default.

Modification and Waiver

        We and the trustee may modify and amend the indenture with the consent of the holders of not less than the majority in aggregate principal amount of the outstanding debt securities of each series which is affected. Neither we nor the trustee may, however, modify or amend the indenture without the consent of the holders of all debt securities affected if such action would:

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

  •
  reduce the principal amount of, or the premium payable upon redemption, if any, or, except as otherwise provided in the prospectus supplement, interest on, any debt security, including, in the case of an original issue discount security, the amount payable upon acceleration of the maturity;

  •
  change the place or currency of payment of principal of, premium, if any, or interest on any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on any debt security on or after the stated maturity thereof or, in the case of redemption, on or after the redemption date;

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

  •
  modify certain provisions of the indenture, except to increase any percentage of principal amount whose holders are required to approve any change to such provision or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each holder affected.

        The holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive any past default under the indenture, except (1) a default in the payment of principal, premium, if any, or interest and (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of those holders of each outstanding debt security of that series who were affected.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge into any other company or entity or convey, transfer or lease our properties and assets substantially as an entirety and may not permit any company or entity to merge into or consolidate with us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

  •
  in case we consolidate with or merge into another company or convey, transfer or lease our properties and assets substantially as an entirety to any company, the company formed by that consolidation or into which we are merged or the company which acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety is a corporation, partnership or trust organized under the laws of the United States of America, any State or the District of Columbia, and expressly assumes our obligations on the debt securities under a supplemental indenture;

  •
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing;

  •
  if our properties or assets become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the indenture, we or such successor, as the case may be, takes the necessary steps to secure the debt securities equally and ratably with, or prior to, all indebtedness secured thereby; and

  •
  we have delivered to the trustee an officers' certificate and an opinion of counsel stating compliance with these provisions.

Defeasance and Covenant Defeasance

        The indenture provides, unless otherwise indicated in the prospectus supplement or a free writing prospectus relating to that particular series of debt securities, that, at our option, we:

  •
  will be discharged from any and all obligations in respect of the debt securities of that series, except for certain obligations to register the transfer of or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies and hold moneys for payment in trust, or

  •
  need not comply with certain restrictive covenants of the indenture, including those described in the sections of the prospectus captioned "Certain Covenants of the Company" and "Consolidation, Merger and Sale of Assets," and the occurrence of an event described in the fourth bullet point in the section of the prospectus captioned "Event of Default" will no longer be an event of default, in each case, if we deposit, in trust, with the trustee money or U.S. Government Obligations, which, through the payment of interest and principal in accordance with their terms will provide money, in an amount sufficient to pay all the principal of, premium, if any, and interest on the debt securities of that series on the dates such payments are due, which may include one or more redemption dates that we designate, in accordance with the terms of the debt securities of that series.

        We may establish this trust only if, among other things:

  •
  no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the indenture shall have occurred and is continuing on the date of the deposit or insofar as an event of default resulting from certain events involving our bankruptcy or insolvency at any time during the period ending on the 121st day after the date of the deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to us in respect of the deposit;

  •
  the defeasance will not cause the trustee to have any conflicting interest with respect to any other of our securities or result in the trust arising from the deposit to constitute, unless it is qualified as a "regulated investment company";

  •
  the defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound; and

  •
  we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred, which opinion of counsel, in the case of the first item above, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to us or otherwise a change in applicable federal income tax law occurring after the date of the indenture.

        If we fail to comply with our remaining obligations under the indenture after a defeasance of the indenture with respect to the debt securities of any series as described under the second item of the first sentence of this section and the debt securities of such series are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. Government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will, however, remain liable for those payments.

Governing Law

        The indenture and the debt securities shall be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

        Union Bank, N.A. is the successor trustee under the indenture. The trustee and its affiliates perform services for us in the ordinary course of business.

LEGAL OPINIONS

        Certain legal matters in connection with the securities offered hereby will be passed upon for us by Mayer Brown LLP, Chicago, Illinois. The opinion of Mayer Brown LLP may be conditioned upon, and may be subject to certain assumptions regarding, future action required to be taken by us and any underwriter(s), dealer(s) or agent(s) in connection with the issuance and sale of any securities. The opinion of Mayer Brown LLP with respect to securities may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

EXPERTS

        The consolidated financial statements, the related financial statement schedule, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC's web site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our common shares are listed on the New York Stock Exchange under the symbol HSP and information about us also is available at http://www.nyse.com.

        This prospectus is part of a registration statement that we filed with the SEC. The SEC allows us to "incorporate by reference" the information we file with the SEC. This means that we can disclose important information to you by referring you to other documents that we identify as part of this prospectus. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below:

  •
  Annual Report on Form 10-K for the year ended December 31, 2012;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2013; and

  •
  Current Reports on Form 8-K, filed on January 7, 2013, February 14, 2013, March 1, 2013, March 5, 2013, April 15, 2013, May 10, 2013, May 14, 2013, May 30, 2013 and July 25, 2013.

        We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the filing of this registration statement until we have terminated the offering, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.

        You may obtain a copy of these filings at no cost upon written or oral request using the following address and telephone number:

    Hospira, Inc.
    Legal Department
    Dept. NLEG, Bldg. H1
    275 North Field Drive
    Lake Forest, Illinois 60045-5045
    Attention: Brian J. Smith
    Senior Vice President and Chief Legal Officer
    Phone: (224) 212-2000

        You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. This prospectus is an offer to sell or buy only the securities described in this document, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current and accurate only as of the date of this prospectus.

 CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of the federal securities laws, including statements related to accounting estimates/assumptions, litigation matters and related outcomes, the research and development pipeline, continuous improvement initiatives, the anticipated costs and impacts to execute the Device Strategy and remediate quality related matters, other predictions of earnings, revenues or expenses, and all other statements that do not relate to historical facts. We intend that these forward-looking statements be covered by the safe harbor provisions for forward-looking statements in the federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as "may," "will," "should," "anticipate," "estimate," "expect," "plan," "believe," "predict," "potential," "project," "intend," "could" or similar expressions. In particular, statements regarding our plans, strategies, prospects and expectations regarding our business and industry are forward-looking statements. You should be aware that these statements and any other forward-looking statements in this prospectus and the documents incorporated by reference only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions, many of which are beyond our control, and may cause actual results and performance to differ materially from our expectations. The statements are based on assumptions about many important factors, including assumptions concerning the following: (i) the continuing growth of our currently marketed products and developments with competitive products; (ii) additional actions, legislation, regulation or other governmental pressures in the United States or globally, which may affect pricing, biosimilars, quality, reimbursement, taxation or other elements of our business; (iii) product quality or patient safety issues, leading to product recalls or other corrective actions, withdrawals, device product remediation, replacement and retirement programs, launch delays, import and export bans or restrictions, suspensions, sanctions, seizures, litigation or declining sales; (iv) our ability to protect intellectual property rights, including the patents related to Precedex™; (v) our ability to prevail against the intellectual property rights of third parties related to our research and development pipeline; (vi) future actions of the U.S. Food and Drug Administration or any other regulatory body that could delay, limit or suspend product development, or the manufacturing, registering, importing or selling of products, or result in seizures, injunctions, monetary sanctions or criminal or civil liabilities; (vii) product development risks, including satisfactory clinical performance and the general unpredictability associated with the product development cycle, including the risks associated with biosimilar development; (viii) the availability and pricing of acceptable raw materials and component supply; and (ix) our ability to realize the anticipated benefits of our continuous improvement initiatives, including any modernizing and streamlining activities.

        Other important factors that could cause our actual results to be materially different from our expectations include (i) the risks and uncertainties described in "Item 1A. Risk Factors" and (ii) the factors described in "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2012 and as updated by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, which are incorporated by reference into this prospectus. Accordingly, you should not place undue reliance on the forward-looking statements contained in this prospectus and the documents incorporated by reference. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

$700,000,000

$350,000,000 5.200% NOTES DUE 2020

$350,000,000 5.800% NOTES DUE 2023

Joint Book-Running Managers

MORGAN STANLEY (All notes)	Goldman, Sachs & Co. (All notes)	J.P. Morgan (All notes)

Citigroup (All notes)	Mitsubishi UFJ Securities (2023 notes)	RBS (All notes)	US Bancorp (2020 notes)

Co-Managers
Fifth Third Securities, Inc. (All notes)	Mitsubishi UFJ Securities (2020 notes)	PNC Capital Markets LLC (All notes)	US Bancorp (2023 notes)